UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March16, 2018

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b‑2):
Emerging growth company    ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers.

On March 15, 2018, Christopher M. Doody resigned as a director of Independent Bank Group, Inc. (“IBG”) following the sale of shares of IBG common stock by Trident IV Depository Holdings, LLC and Trident IV PF Depository Holdings, LLC. Mr. Doody’s resignation is not a result of a disagreement with IBG or its management relating to IBG’s operations, policies, or practices.

Item 7.01    Regulation FD Disclosure
On March 16, 2018, IBG issued a press release announcing the private sales of shares by shareholders and the resignation of Mr. Doody as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with the General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, which is furnished herewith pursuant to and relating to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to liability under Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by IBG with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, the rules and regulations of the Commission thereunder, the Exchange Act, or the rules and regulations of the Commission thereunder, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit 99.1	Text of Press Release issued by Independent Bank Group, Inc., dated March 16, 2018, announcing the private sales of shares by shareholders and the resignation of Mr. Doody as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 16, 2018
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President